UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
HARMONIC INC.
(Exact name of registrant as specified in its charter)
Commission file number: 000-25826

Delaware	77-0201147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

549 Baltic Way	94089
Sunnyvale, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 28, 2007, the Board of Directors (the “Board”) of Harmonic Inc. (the “Company”) elected Patrick Gallagher to the Board. On October 3, 2007, the Company issued a press release regarding the election of Mr. Gallagher to the Board, a copy of which is filed as Exhibit 99.1 hereto.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 28, 2007, the Board adopted an amendment to Article III, Section 3.2 of the Company’s bylaws (the “Bylaws”) to increase the number of directors to eight (8). Set forth below is the text of the revised Bylaw provision:
3.2 NUMBER OF DIRECTORS
The board of directors shall consist of eight (8) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
99.1	Harmonic Inc. press release dated October 3, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007	HARMONIC INC.
	By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
99.1	Harmonic Inc. press release dated October 3, 2007.